Acknowledgment of Independent Accountants

Stockholders and Board of Directors
OM Group, Inc.

We are aware of the incorporation by reference in the following Registration Statements of OM Group, Inc. of our reports dated May 10, 2001, August 8, 2001 and November 13, 2001, relating to the unaudited condensed consolidated interim financial statements of OM Group, Inc. that are included in its Forms 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001.

Registration
Number	Description	Filing Date

33-74674	OM Group, Inc. Long-Term Incentive Compensation Plan --Form S-8 Registration Statement -- 1,015,625 Shares	January 27, 1994

333-07529	OMG Americas, Inc. Employees' Profit Sharing Plan -- Form S-8 Registration Statement -- 250,000 Shares	July 3, 1996

333-07531	OM Group, Inc. Non-Employees Directors' Equity Plan -- Form S-8 Registration Statement -- 250,000 Shares	July 3, 1996

333-47230	OM Group, Inc. 1998 Long-Term Incentive Compensation Plan-- Form S-8 Registration Statement -- 2,000,000 shares	October 3, 2000

333-65852	OM Group, Inc. 1998 Long-Term Incentive Compensation Plan -- Form S-8 Registration Statement -- 2,000,000 shares	July 25, 2001

/s/ Ernst & Young LLP

Cleveland, Ohio
November 13, 2001